                                                                                                Exhibit 10.4

                                           THE PHOENIX COMPANIES, INC

                                      NON-QUALIFIED STOCK OPTION AGREEMENT

         1. The Phoenix Companies, Inc. ("Company's") hereby grants to the Optionee named below an option
("Option") to purchase, in accordance with and subject to the terms and restrictions of The Phoenix Companies,
Inc. Stock Incentive Plan ("Plan"), a copy of which is included with your brochure and made part hereof, the number of shares of common stock, par value of $ .01 per share ("Common Stock") ("Shares") of the Company at the option price per share set forth below. This page is the first page of the Phoenix Stock Option Agreement
(The "Agreement") which describes in detail your rights with respect to the Option granted to you hereby and which constitutes a legal agreement between you and The Company:

         1. Optionee Name:

            Social Security Number:

         2. Type of Option:         Nonqualified Stock Option

         3. Grant Date:

            Number of Shares
            Covered by Option:

            Option Price per Share:

         4. Expiration Date:

IN WITNESS WHEREOF, both The Phoenix Companies, Inc. and the Optionee agrees to be bound by the terms and provisions of this Agreement, as of the date noted below.

                                          THE PHOENIX COMPANIES, INC.

Date:                                                By:__________________________________________________
                                                           Dona D. Young, Chairman, President & CEO

                                                     OPTIONEE:____________________________________________
                                                                 (Please sign and return this page)

                                           THE PHOENIX COMPANIES, INC

                                      NON-QUALIFIED STOCK OPTION AGREEMENT

         1. The Phoenix Companies, Inc. ("Company's") hereby grants to the Optionee named below an option
("Option") to purchase, in accordance with and subject to the terms and restrictions of The Phoenix Companies,
Inc. Stock Incentive Plan ("Plan"), a copy of which is included with your brochure and made part hereof, the number of shares of common stock, par value of $ .01 per share ("Common Stock") ("Shares") of the Company at the option price per share set forth below. This page is the first page of the Phoenix Stock Option Agreement
(The "Agreement") which describes in detail your rights with respect to the Option granted to you hereby and which constitutes a legal agreement between you and The Company:

         1. Optionee Name:

            Social Security Number:

         2. Type of Option:         Nonqualified Stock Option

         3. Grant Date:

            Number of Shares
            Covered by Option:

            Option Price per Share:

         4. Expiration Date:

IN WITNESS WHEREOF, both The Phoenix Companies, Inc. and the Optionee agrees to be bound by the terms and provisions of this Agreement, as of the date noted below.

                                          THE PHOENIX COMPANIES, INC.

Date:                                                By:__________________________________________________
                                                           Dona D. Young, Chairman, President & CEO

                                                     OPTIONEE:____________________________________________
                                                                 (Please sign and return this page)

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A. Definition of Certain Terms
Capitalized terms not otherwise defined herein, have the meaning ascribed to them in the Plan.

B. Terms and Conditions for Exercising Option

Except as provided below, this Option shall become exercisable to acquire Shares of Common Stock in installments expressed as a percentage of the Number of Shares Covered by this Option from and after the annual anniversary dates of the Grant Date of this Option as outlined below. The Option granted under this Agreement may not be exercised for less than ten whole Shares, and no fractional shares will be issued at any time.

         First Anniversary:                 33 1/3%
         Second Anniversary:                33 1/3%
         Third Anniversary:                 33 1/3%

C. Duration of Option

       (i) The Option granted under this Agreement shall become immediately and fully exercisable upon the
       Optionee's death and be exercisable as provided in the Plan at any time prior to the Expiration Date or within five years, whichever period is shorter.

       (ii) Upon the Optionee's "Approved Retirement" or "Disability" as defined in the Plan, the Option granted shall continue to vest and be exercisable at any time prior to the Expiration Date or within five years, whichever period is shorter.

       (iii) Upon termination of the Optionee's employment in the event of certain sales or divestitures as defined in the Plan, the Committee may provide that the Option shall continue to vest and be exercisable at any time prior to the Expiration Date or within three years, whichever period is shorter.

       (iv) Upon termination of employment or contractual relationship with the Company or participating
       Subsidiary for any other reason, the Optionee shall have a right to exercise any vested portion of the
       Option prior to the Expiration Date or within thirty days, whichever period is shorter.

       (v) The Option granted under this Agreement and not yet exercised shall be forfeited in the event of the
       Optionee's employment or contractual relationship with the Company or participating Subsidiary is terminated for "Cause" as defined in the Plan or for violation of the Company's established policy on
       Insider Trading.

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D. Change of Control of the Company

Upon a Change in Control as defined in the Plan, the Option shall be immediately and fully exercisable. In the case of a Change in Control, the Committee may provide that the Option may be cancelled in exchange for a cash payment or Alternative Award as determined in accordance with the Plan.

E. Exercising the Option

This Option may be exercised for the number of Shares specified by giving notice to the Company's selected stock option broker (the broker).

The notice should refer to this Option (by the date of grant), and the notice should include the following information:

         1.  The number of shares of Common Stock for which the Option is being exercised.

         2.  The name or names of the persons in whose names the stock certificate for the Shares should be registered.

         3.  The address to which the stock certificate should be sent.

In addition to your notice, you must indicate the method by which you will pay the exercise price. Payment of the exercise price may be made:

         1.  In cash;

         2.  By exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest);

         3.  Through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or

         4.  By any combination of the foregoing.

The combined value of all cash paid and the Fair Market Value of any such Common Stock so tendered to the
Company, valued as of the date of such tender, must be at least equal to such Option Exercise Price required to be paid for the Shares being exercised.

If payment is to be made in whole or part as cash, you must include a check payable to the broker.

F. Tax Payments and Withholding

Whenever Common Stock is to be issued or cash paid pursuant to the exercise of a Stock Option under this
Agreement, the Company shall have the power to withhold, or require the Optionee to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to such transaction, and the Company may defer payment of cash or the issuance of

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Common Stock until such requirements are satisfied. The Company may permit the Optionee to elect, subject to such conditions as the Company may impose:

         1.  To have Shares otherwise issuable upon the exercise of an Option withheld by the Company, or

         2.  To deliver to the Company previously acquired shares of Common Stock having a Fair Market Value as of the date of exercise equal to all or part of the Optionee's Federal, state, and local tax obligation associated with the transaction and cash equal to the balance of such tax obligation.

G. Adjustment of the Number of Option Shares

In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares of Common Stock subject to this Option and the exercise price applicable to this Option shall be appropriately adjusted as provided in the Plan and subject to applicable regulatory restrictions; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

H. Delivery of Shares of Common Stock

Upon the exercise of this Option, in whole or in part, the Company shall deliver to the Optionee's brokerage account shares in street name for the benefit of the employee. In the event that the Company shall determine that any certificate issued pursuant to this Paragraph H must bear a legend restricting the transfer of such
Shares, such certificate shall bear the appropriate legend.

I. Non-transferability of Option During Lifetime

This Option may not be sold, transferred, assigned or otherwise alienated or hypothecated other than by will or by operation of the laws of descent and distribution or as otherwise provided in the Plan and is subject to termination as provided in the Plan.

J. Miscellaneous

This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

The laws of the State of Delaware will control the interpretation and enforcement of this Agreement.

This Agreement, including the Cover Page and the Plan, contains the entire Agreement and all terms between you and the Company with respect to the Option, and there are no other misunderstandings, warranties or representations with respect to the Option.

The Optionee shall have no right, in respect to the Option granted, to vote on any matter submitted to Company stockholders.

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Nothing in this Agreement gives you the right to continue workings for or with the Company or any of its subsidiaries nor changes the right which the Company has to terminate your employment at any time.

K. Plan Prevails

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. In the event of a conflict between any term of the Agreement and the terms of the Plan, the term of the Plan shall control.

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